Exhibit 1.01

NXP Semiconductors N.V.

Conflict Minerals Report

For the reporting period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report (the “Report”) of NXP Semiconductors N.V. has been prepared under Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2017 to December 31, 2017. NXP Semiconductors N.V. refers to the operations of NXP Semiconductors N.V. and its subsidiaries and may be referred to as the “Company,” “NXP,” “we,” “us” or “our,” as the context requires. The content of any website referred to in this Report is included for general information only and is not incorporated by reference into this Report. This Report has not been subject to an independent private sector audit.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which specified minerals are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltan), cassiterite, wolframite, tantalum, tin, tungsten and gold, which we collectively refer to in this Report as “Covered Minerals”. For the purposes of this Report, we refer to the Democratic Republic of the Congo and any adjoining country that shares an internationally recognized border with the Democratic Republic of the Congo as the “DRC Region”.

Certain matters discussed in this Report include forward-looking statements. These forward-looking statements are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed in the forward-looking statements. We undertake no obligation to update any information contained in this Report.

NXP has determined that Covered Minerals are necessary to the functionality or production of products that it manufactures or contracts to manufacture.

Description of NXP’s Products Covered by this Report

This Report relates to products: (i) for which Covered Minerals are necessary to the functionality or production; (ii) that were manufactured or contracted to be manufactured by NXP; and (iii) for which the manufacture was completed during calendar year 2017 (collectively, the “Covered Products”).

NXP designs and manufactures semiconductor product solutions that make life easier, safer, and more connected. Our products are incorporated into a wide range of our customers’ end-market applications including automotive, identification, wireless infrastructure, lighting, industrial, mobile, consumer, computing and software solutions for mobile phones.

NXP’s Due Diligence Process

As required under the Rule, for the reporting period from January 1 to December 31, 2017, NXP has taken the measures described in this Report to exercise due diligence on the source and chain of custody of Covered Minerals necessary to the functionality or production of the Covered Products. NXP’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), as it relates to our position as a “downstream” purchaser.

Step 1: Establish Strong Company Management Systems

NXP believes taking responsibility for its impact on the world is crucial to the company’s success, for its ability to deliver value to stakeholders, and for protecting the environment for future generations. We have established goals for corporate governance, people practices, product development, manufacturing, environment, and community responsibility. NXP standards on social responsibility have been deployed through extensive training programs and in 2010 we adopted a conflict-free sourcing policy. The latest version of our conflict-free sourcing policy can be found on our company website at http://www.nxp.com/docs/en/supporting-information/NXP-STATEMENT-CONFLICT-MINERALS.pdf.

NXP has also adopted a Supplier Code of Conduct which is available at http://www.nxp.com/about/about-nxp/corporate-responsibility/ethics/supplier-engagement:SUPPLIER-RESPONSIBILITY. Among other things, the Supplier Code of Conduct communicates NXP’s expectations to its suppliers with respect to responsible sourcing of Covered Minerals. Suppliers are expected to have a policy to reasonably assure that the minerals in the products they manufacture do not directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses around the world. Key areas of concern include the Democratic Republic of Congo and adjoining countries, and other high-risk regions for the extraction or transit of raw materials.

Suppliers shall exercise due diligence on the source and chain of custody of these minerals and make their policies and due diligence measures available to NXP upon NXP’s request. In addition, suppliers shall submit CMRTs, as defined below, to NXP upon NXP’s request.

An NXP internal team from the procurement and quality organizations led its Covered Minerals supply chain due diligence efforts. NXP’s Senior Vice President of Global Quality oversaw the activities of this internal team.

Step 2: Identify and Assess Risks in the Supply Chain

NXP’s supply chain is complex and, in most cases, there are many third parties in the supply chain between NXP’s ultimate manufacture of the Covered Products and the original sources of Covered Minerals. NXP requires its suppliers to identify the smelters and refiners of Covered Minerals in their supply chain. In most cases, our suppliers reported this information using the broadly adopted conflict minerals reporting template (“CMRT”) developed by Responsible Minerals Initiative (“RMI”) (formerly Conflict-Free Sourcing Initiative (“CFSI”)), a multi-industry initiative consisting of over 350 companies and industry associations. Due to the complexity of our supply chain, we rely on our suppliers for the accuracy and completeness of this information. In most cases, our suppliers submitted a consolidated smelter and refiner report for all of their products and materials, not just products and materials provided to NXP.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Our procurement organization has implemented escalation procedures for suppliers who (i) provide products that incorporate Covered Minerals from smelters or refiners that do not comply with a third-party audit program or (ii) have not provided details on the sourcing of Covered Minerals in their supply chain. Under these procedures, our procurement organization will develop a list of corrective actions including a timeline for compliance and a decision to continue or temporarily suspend trade with the supplier during the corrective action period. Suppliers who do not make satisfactory progress addressing the identified corrective actions are reported to NXP’s chief procurement officer.

NXP’s due diligence measures with respect to identified smelters and refiners were primarily based on multi-industry due diligence initiatives to evaluate the procurement practices of the smelters and refiners that process and provide Covered Minerals to our supply chain.

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We believe that engagement and active cooperation with other industry members with whom we share suppliers can assist in the identification of risks in NXP’s supply chain by facilitating identification of smelters and refiners and assessment of their due diligence practices.

NXP became a member of the Responsible Business Alliance (“RBA”) (formerly the Electronic Industry Citizenship Coalition (“EICC”) in 2014, which promotes responsible sourcing of minerals, among other important social responsibility initiatives.

NXP is also a member of the Responsible Minerals Initiative (“RMI”) where NXP representatives regularly collaborate with other industry members on complementary programs and initiatives. In 2017, NXP was an active participant in RMI’s Responsible Minerals Assurance Process (“RMAP”), an independent third-party audit program developed according to global standards (including the OECD Guidance) to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. NXP is also a member of the Responsible Raw Materials Initiative (RRMI), a working group co-sponsored by the RBA and RMI that seeks to advance initiatives to drive meaningful improvement in the mining sector.

In 2016, NXP joined the European Partnership for Responsible Minerals (EPRM) as a strategic partner. The EPRM is a multi-stakeholder partnership in which governments, NGOs, and private sector work together to create better social and economic conditions for mine workers and local mining communities, by increasing the number of mines that adopt responsible mining practices in Conflict and High Risk Areas. The EPRM also serves as a knowledge platform where organizations can share knowledge on due diligence and support activities to improve the conditions in the mining areas.

Step 5: Report Annually on Supply Chain Due Diligence

This Report is publicly available at http://www.nxp.com/about/about-nxp/corporate-responsibility/ethics/conflict-minerals:CONFLICT-MINERALS.

Results of NXP Due Diligence Measures

For the reporting period from January 1 to December 31, 2017, based upon an internal assessment and information provided by our suppliers, NXP identified 101 suppliers who provided materials likely to incorporate Covered Minerals necessary to the functionality of our Semiconductor Products (the “Covered Minerals Suppliers”). Semiconductor Products include all semiconductor devices sold to our customers for incorporation into end-market applications. We received valid responses from all 101 Covered Minerals Suppliers that supply materials to our Semiconductor Products. Certain suppliers who only provided materials incorporated into certain Innovation Tool products did not provide a valid reply to our request to identify the smelters and refiners of Covered Minerals in their supply chain. Innovation Tools include hardware products designed for customer evaluations or research and development and represent an immaterial amount of NXP product revenues. Innovation Tools are not intended to be incorporated into our customers’ products.

This Report reflects 101 valid responses from NXP Covered Minerals Suppliers. These 101 suppliers represent 99.9% of the amount NXP paid to all Covered Minerals Suppliers in 2017 (including non-responsive Innovation Tool suppliers).

Based on the information provided by our suppliers and information otherwise obtained through the due diligence process, NXP has reasonably determined that the facilities that may have been used to process NXP’s Covered Minerals in 2017 include the smelters and refiners (SORs) listed in Annex I.

Based on information received through the RMI RMAP or equivalent independent third-party audit programs as of May 04, 2018, and information otherwise obtained through our research, NXP has reason to believe the countries of origin for the Covered Minerals contained in the materials received by our Covered Minerals Suppliers include the countries listed in Annex II.

We identified 247 SORs for the Covered Minerals in our supply chain. These 247 SORs were compliant with a third-party audit program (Conformant). Among these 247 SORs, 22 were reported as sourcing Covered Minerals from the DRC Region; all 22 were compliant with the RMI RMAP assessment protocols.

Smelter or Refiner (SOR) Certification Status

	2017	2016	2015
Validated	247	210	162
Active	0	0	9
Not Validated	0	0	2

Total	247	210	173

Risk Analysis: Smelter or Refiner Certification Status & Mineral Sourcing Location

	2017					2016					2015
	SOR Mineral Sourcing Locations					SOR Mineral Sourcing Locations					SOR Mineral Sourcing Locations
	DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total		DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total		DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total
Validated*	22	154	71	247	Validated	37	105	68	210	Validated	30	84	48	162
Active*	—	—	—	—	Active	—	—	—	—	Active	—	4	5	9
Not Validated	—	—	—	—	Not Validated	—	—	—	—	Not Validated	—	—	2	2

Total	22	154	71	247	Total	37	105	68	210	Total	30	88	55	173

*	RMI SOR Status as of May 04, 2018

NXP identified zero high-risk SORs (either not validated or in the process of becoming compliant with a third party audit program). We identified 71 medium-risk SORs (validated with unknown sourcing region) and 176 SORs were considered low-risk (validated with sourcing location confirmed).

Additional Measures

NXP intends to continue taking the following steps this year to improve its due diligence measures and to further mitigate the risk that NXP’s use of Covered Minerals might finance or benefit armed groups:

•	Update the list of products and Covered Minerals Suppliers to be included in NXP’s due diligence process for the 2018 reporting year;

•	Re-engage each Covered Minerals Supplier to obtain current and accurate information about the supplier’s supply chain of Covered Minerals;

•	Execute NXP’s escalation procedure with each Covered Minerals Supplier that (i) is non-responsive to requests for information or (ii) does not have systems in place to ensure sourcing of materials that comply with a third-party audit program;

•	Assist suppliers in due diligence activities or education; and

•	Participate in industry initiatives encouraging “conflict-free” supply chains and identifying “conflict-free” smelters and refiners, including initiatives to add cobalt and other minerals to the scope.

•	Review due diligence measures to evaluate whether appropriate to (i) incorporate recent responsible sourcing developments and insights and (ii) include additional minerals and countries of origin.

Annex I – Smelters and Refiners

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex II – Country of Origin for Covered Minerals

Countries of Origin
Argentina	Ecuador	Malaysia	Rwanda
Australia	Ethiopia	Mauritania	Sierra Leone
Azerbaijan	Germany	Mexico	South Africa
Belgium	Ghana	Morocco	Spain
Bolivia	Guinea	Mozambique	Suriname
Brazil	Guyana	Myanmar	Switzerland
Burkina Faso	Hong Kong	Namibia	Taiwan
Burundi	India	Nigeria	Tanzania
Canada	Indonesia	Peru	Thailand
Chile	Japan	Philippines	Uganda
China	Kazakhstan	Poland	United States of America
Democratic Republic of Congo	Laos	Portugal	Vietnam
Dominican Republic	Liberia	Russian Federation	Zimbabwe